SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 18, 2004

PILGRIM’S PRIDE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9273	75-1285071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 South Texas Street Pittsburg, Texas	75686-0093
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (903) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

The information in this Item 2.02 and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On October 18, 2004, Pilgrim's Pride Corporation (the "Company") issued a press release announcing that it had raised its previously issued earnings guidance for its fourth quarter of fiscal 2004.

The press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)    On October 18, 2004, the Company appointed J. Clinton Rivers, 45, Chief Operating Officer of the Company. Mr. Rivers previously served as the Company's Executive Vice President of Prepared Food Operations. Prior to assuming the position of Executive Vice President of Prepared Food Operations in 2002, Mr. Rivers was the Senior Vice President, Prepared Foods Operations, beginning in 1999, and earlier was named Vice President of Prepared Foods Operations in 1992. In 1989, he became Plant Manager of the Company's largest production facility in Mt. Pleasant, Texas, after leaving the Company for a brief period. He originally joined the Company in 1986 as Quality Assurance Manager, and also has held positions at Perdue Farms and Golden West Foods.

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits

Exhibit
Number    Description

99.1    Press Release dated October 18, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               PILGRIM'S PRIDE CORPORATION

Date: October 20, 2004	By: /s/ Richard A. Cogdill
Richard A. Cogdill
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

Exhibit Index
Exhibit
Number    Description

99.1    Press Release dated October 18, 2004.